UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2023

FS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35589	45-4585178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 220th Street SW Mountlake Terrace, Washington	98043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (425) 771-5299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FSBW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 8.01. Other Events.

On February 27, 2023, FS Bancorp, Inc. (the “Company”) announced that 1st Security Bank of Washington (“1st Security Bank”), the wholly owned subsidiary of the Company, had completed the previously announced purchase and assumption of seven branch locations, two in Washington and five in Oregon, from Columbia State Bank, a subsidiary of Columbia Banking System, Inc. In connection with the purchase, 1st Security Bank assumed approximately $431 million in deposit liabilities and acquired approximately $67 million in loans.  The purchase was finalized following the close of business on February 24, 2023, and the branches were converted to 1st Security Bank branches during the weekend of February 25-26, 2023. The acquired branches opened as 1st Security Bank branches on the morning of February 27, 2023. Also on February 27, 2023, the Company published a press release announcing completion of the acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release of FS Bancorp, Inc. dated February 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2023	FS BANCORP, INC.

/s/ Matthew D. Mullet
Matthew D. Mullet
Chief Financial Officer